PDL

Third Quarter 2016 Financial Results Conference Call

November 3, 2016

PDL

Forward Looking Statements

This presentation contains forward-looking statements, including PDL's expectations with respect to its future royalty revenues, expenses, net income and cash provided by operating activities. Each of these forward-looking statements involves risks and uncertainties. Actual results may differ materially from those, express or implied, in these forward looking statements. Factors that may cause differences between current expectations and actual results include, but are not limited to, the following:

- The expected rate of growth in royalty-bearing product sales by PDL's existing licensees;
- Our ability to realize the benefits from our investment in Noden Pharma DAC;
- Failure to acquire additional sources of revenues sufficient to continue operations;
- Competitive or market pressures on our licensees, borrowers and royalty counterparties;
- The productivity of acquired income generating assets may not fulfill our revenue forecasts and, if secured by collateral, we may be undersecured and unable to recuperate our capital expenditures in the transaction;
- Changes in any of the assumptions on which PDL's projected revenues are based;
- Changes in foreign currency rates;
- Positive or negative results in PDL's attempt to acquire income generating assets;
- The outcome of litigation or disputes; and
- The failure of licensees to comply with existing license agreements, including any failure to pay royalties due.

Other factors that may cause PDL's actual results to differ materially from those expressed or implied in the forward-looking statements in this presentation are discussed in PDL's filings with the SEC, including the "Risk Factors" sections of its annual and quarterly reports filed with the SEC. Copies of PDL's filings with the SEC may be obtained at the "Investors" section of PDL's website at www.pdl.com. PDL expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in PDL's expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based for any reason, except as required by law, even as new information becomes available or other events occur in the future. All forward-looking statements in this presentation are qualified in their entirety by this cautionary statement.

PDL

Evolution in Strategy

- **Primary focus remains to increase long term value for our shareholders.**

- **Have committed over $1.4 billion and deployed over $1.1 billion since embarking on this strategy in 2012.**

- **Shift in strategy provides platform for value creation.**
  - Shift prompted by first equity transaction with Noden Pharma DAC
  - Noden provides vehicle for additional spec pharma product acquisitions
  - Building strong management team at Noden
  - PDL and Noden are in a strong position to evaluate products being divested by pharma

PDL

Noden Background

Noden Pharma

- Formed for the purpose of acquiring specialty pharma products.
- Domiciled in Ireland but is an operating company with US and EU operations.
- Recruiting strong and seasoned management team:
  - **CEO of Noden, Elie Farah:** Was CEO for Merus Labs in acquisition and successful commercialization of several specialty pharma products.
  - **Head of Sales and Marketing US: Michael McCann:** Previously head of US Cardiovascular at Sanofi Genzyme, VP of global Strategic Marketing for Cardiovascular.
  - **Head of Manufacturing / Logistics: Maria Sanchez:** Previously Global Product Supply New Product Development Project Lead at Bayer.

PDL

Tekturna, Noden's Flagship Product

❑ Tekturna, for the treatment of hypertension

- Tekturna and Tekturna HCT (known as Rasilez® in EU) consist of the direct renin inhibitor, aliskiren, as a monotherapy and as a fixed-dose combination with the diuretic hydrochlorothiazide, respectively.
- Tekturna is indicated for the treatment of hypertension. Product has not been actively marketed for several years.
- We believe that additional targeted promotion efforts, especially in the US, will increase revenues.
- Worldwide sales of $154 million in 2015.
    - ~0.1% US market share.
- Q3 2016 Net Sales to Noden based upon profit transfer from Novartis.

PDL

16 Royalty & Debt Investments

Royalty Acquisition kybella $9,500,000 July 2016	**11 Current Deals**	Royalty Acquisition AcelRx Pharmaceuticals, Inc. $65,000,000 September 2015
Royalty Acquisition ARIAD Up to $140,000,000 July 2015	Senior Secured Financing CAREVIEW COMMUNICATIONS $40,000,000 June 2015	Royalty Acquisition M University of Michigan $65,600,000 November 2014
Royalty Acquisition VB Viscogliosi Bros., LLC $15,500,000 June 2014	Senior Secured Note Purchase kaléo $150,000,000 April 2014	Senior Secured Financing DIRECT FLOW MEDICAL, INC. $58,000,000 November 2013
Royalty Acquisition Depomed $240,500,000 October 2013	Senior Secured Financing LENSAR $60,000,000 October 2013	Royalty Transaction/ Senior Secured Financing Wellstat Diagnostics, LLC $44,000,000 November 2012

Senior Secured Financing PARADIGM SPINE $75,000,000 February 2014	**5 Concluded Deals**	Royalty Transaction/ Senior Secured Financing AVINGER $40,000,000 April 2013
Senior Secured Financing DURATA THERAPEUTICS $70,000,000 October 2013	Royalty Transaction/ Senior Secured Financing AxoGen $20,800,000 October 2012	Senior Secured Financing MERUS LABS $55,000,000 July 2012

Concluded deals have yielded an average IRR of 18.4%

PDL

PDL Strategy

Specialty Pharma	✓Acquiring additional specialty pharma products for Noden Pharma DAC. ✓Significant focus. ✓Using proceeds from completed deals to fund new product acquisitions.
Royalty & Debt Deals	✓Fewer royalty transactions and still fewer debt transactions.
Solanezumab	✓Data from Eli Lilly's Phase 3 trial in patients with mild Alzheimer's Disease expected at end of 2016. ✓If approved, 2% royalty to PDL for 12.5 years after first commercial launch.

PDL

Third Quarter Ended September 30, 2016 Overview

(In thousands, except per share amounts)	Three Months Ended September 30. 2016	Three Months Ended September 30. 2015	Nine Months Ended September 30. 2016	Nine Months Ended September 30. 2015
Royalties from Queen et al. patents	$ 14,958	$ 119,222	$ 150,645	$ 363,916
Royalty rights - change in fair value	16,085	(4,280)	(11,872)	19,298
Interest revenue	8,594	9,096	24,901	28,596
Product revenue, net	14,128	-	14,128	-
License and other	(127)	580	7	580
Total revenues	53,638	124,618	177,809	412,390
Amortization of intangible assets	6,014	-	6,014	-
General and administrative expenses	10,396	8,450	27,193	23,545
Sales and marketing	11	-	11	-
Researach and development	1,933	-	1,933	-
Change in fair value of anniversary payment and contingent consideration	2,083	-	2,083	-
Acquisition-related costs	546	-	3,505	-
Total operating expenses	20,983	8,450	40,739	23,545
Operating income	32,655	116,168	137,070	388,845
Interest and other income, net	162	87	404	294
Interest expense	(4,513)	(5,901)	(13,524)	(21,710)
Income before income taxes	28,304	110,354	123,950	367,429
Income tax expense	14,400	40,895	50,011	135,208
Net income	13,904	69,459	73,939	232,221
Net loss attributable to noncontrolling interests	3	-	3	-
Net income attributable to PDL's shareholders	$ 13,907	$ 69,459	$ 73,942	$ 232,221
Net income per share - Basic	$ 0.08	$ 0.42	$ 0.45	$ 1.42
Net income per share - Diluted	$ 0.08	$ 0.42	$ 0.45	$ 1.42

	September 30, 2016	December 31, 2015
Cash, cash equivalents and investments	$ 114,575	$ 220,352
Total notes receivable	$ 320,997	$ 364,905
Total royalty rights - at fair value	$ 399,592	$ 399,204
Total assets	$ 1,216,066	$ 1,012,205
Total term loan payable	$ -	$ 24,966
Convertible notes payable	$ 234,895	$ 228,862
Total stockholders's equity	$ 753,856	$ 695,952

PDL

Investment Highlights

- Tekturna and Tekturna HCT are important unique products for treatment of hypertension with potential upside in revenues if promoted appropriately.

- Noden is a tax efficient vehicle and additional spec pharma products will be added.

- 16 royalty and debt deals with 11 on-going and 5 completed with an average annualized return of 18.4%.

- Team with demonstrated ability to identify assets and conclude transactions on reasonable terms that will support efforts to add products to Noden.

PDL

Question and Answer Session